UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): September 8, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 8, 2016, ITT Educational Services, Inc. (the “Company”) received a letter (the “Letter”) from the Company’s senior secured lender referencing that certain Financing Agreement, dated as of December 4, 2014 (as amended, the “Financing Agreement”), by and among the Company, the subsidiary guarantors party thereto, the collateral agent and administrative agent, and the lenders party thereto.  The Letter stated that as of the date thereof, an Event of Default (as defined in the Financing Agreement”) has occurred and is continuing under Section 9.01(s) of the Financing Agreement as a result of the Department of Education’s (“ED”) requirement, as set forth in its August 25, 2016 letter to the Company, to increase the size of the Company’s surety to the ED by approximately $152.9 million.

The Letter further stated that, as a result of the occurrence and continuation of the Event of Default, effective immediately, the Company’s senior secured lender (a) accelerates the Term Loan (as defined in the Financing Agreement) and requires that the Company immediately repay the entire outstanding amount of the Term Loan of approximately $34.5 million, together with all fees, costs and expenses and all other obligations payable under the Financing Agreement and the other related documents and (b) declares that all such amounts are immediately due and payable without presentment, demand, protest or further notice of any kind.  In addition, until the amounts are paid in full, all loans and all fees, indemnities and other obligations of the Company under the Financing Agreement shall bear interest at the Post-Default Rate (as defined in the Financing Agreement).

On September 8, 2016, the Company’s senior secured lender, in accordance with its rights under certain Deposit Account Control Agreements and Blocked Account Control Agreements executed as part of the Financing Agreement, provided notice to the Company’s financial institutions that the lender was exercising its control over the Company’s bank accounts and instructed the financial institutions to transfer all of the Company’s cash balances to accounts controlled by the lender.

The cumulative effects of the events over the last several weeks have led the Company to plan to cease all operations as of September 16, 2016.

Item 8.01                      Other Events.

On September 12, 2016, the Company and Southern New Hampshire University (“SNHU”) entered into a Teach-Out and Program Articulation Agreement (the “DWC Agreement”) to help Daniel Webster College students continue their degree programs.  As part of the agreement, SNHU will provide the faculty, facilities and student support necessary to deliver all Daniel Webster College academic programs through the 2016-2017 academic year.  The DWC Agreement has been approved by the New England Association of Schools and Colleges and the New Hampshire Commission of Higher Education, and will be reviewed by the U.S. Department of Education.

Except for the historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties, including those discussed from time to time in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016

ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer